DATED 7TH DECEMBER, 1999

The shares of common stock of Integrity Holdings, Ltd offered and sold under this Agreement have not been registered under the United States Securities Act of 1933, as amended, and may not be offered or sold in the United States or to US persons without such registration or exemption from such registration. In addition, hedging transactions involving such shares of common stock of Integrity Holdings Ltd may not be conducted unless in compliance with the United States Securities Act of 1933.

                      The persons whose names and addresses
                        are set out in Schedule 1, Part 1

                                     - and -

                            INTEGRITY HOLDINGS, LTD.

--------------------------------------------------------------------------------

                        SHARE SALE AND PURCHASE AGREEMENT

--------------------------------------------------------------------------------

                             Ivor Fitzpatrick & Co.,
                           44-45 St. Stephen's Green,
                                    Dublin 2.

                                  Ref: BMcE/NOD

Index to Clauses.                                               Page Numbers
-----------------                                               ------------

1     Interpretation                                                       1
2     Agreement for Sale and Purchase                                      4
3     Purchase Consideration                                               4
4     Completion                                                           5
5     Post Completion                                                      6
6     Warranties                                                           7
7     Restrictive Covenants of Vendors                                     8
8     General                                                              9

Schedule 1  Vendor's Particulars (identifying Major
            and Minor Shareholders)                                  11 - 12
Schedule 2  Details of each Group Company                            13 - 15
Schedule 3  Regulation S Certification                               16 - 22
Signatures                                                           23 - 33

This Agreement is dated 7th December 1999 and made between:

1. The persons whose names and addresses are set out in column 1 of Schedule 1 (the "Vendors").

2. Integrity Holdings Ltd having its registered office at Suite 333, 3838 Camino Del Rio North, San Diego, U.S.A. ("the Purchaser").

RECITALS:

A. Jyris Limited (registered in the Republic of Ireland number 296819) whose issued share capital is beneficially owned by the Vendors in the proportions set out in column 2 of Schedule 1.

B. The Vendors as beneficial owners have agreed to sell and the Purchaser has agreed to purchase the entire issued share capital of the Company on the terms and subject to the conditions set out in this Agreement.

      1     Interpretation

      1.1   In this Agreement, including the Schedules

            1.1.1 the following words and expressions have the following meanings, unless they are inconsistent with the context:

                  'Accounts'              the audited balance sheet as at the
                                          Accounts Date and the audited profit
                                          and loss account for the period ended
                                          on the Accounts Date of each Group
                                          Company including in the case of the
                                          Company the audited consolidated
                                          balance sheet as at that date and the
                                          audited consolidated profit and loss
                                          account for that period and the
                                          directors' and auditors' reports and
                                          notes thereto.

                  'Accounts Date'         30 September 1999 (being the date to
                                          which the Accounts have been
                                          prepared).

                  'Agreed Form'           the form agreed between the parties on
                                          or prior to the date of this Agreement
                                          and initialled for the purpose of
                                          identification by their respective
                                          solicitors.

                  'Agreement'             this agreement.

                  'Board'                 the board of Directors of the Company.

                  'Business Day'          a day which is not a Saturday or
                                          Sunday on which banks in Dublin are
                                          open for business.

                  'Company'               Jyris Limited a company incorporated
                                          in Eire with registration no. 296819
                                          and whose registered office is at 3A
                                          Broomfield Business Park, Malahide,
                                          County Dublin, Ireland

                  'Completion'            completion of the purchase of the
                                          Shares in accordance with Clause 4.

                   'Connected             Person' is a person connected with a
                                          director of any Group Company for the
                                          purposes of Section 26 of the
                                          Companies Act, 1990.

                  'Directors'             the several persons whose names and
                                          addresses are set out in Part 1
                                          Schedule 2 as the Directors of the
                                          Company.

                  'Encumbrance'           (i)   any adverse claim or right or
                                                third party right or other right
                                                or interest;

                                          (ii)  any equity;

                                          (iii) any option or right of
                                                pre-emption or right to acquire
                                                or right to restrict;

                                          (iv)  any mortgage, charge,
                                                assignment, hypothecation,
                                                pledge, lien, or security
                                                interest or arrangement of
                                                whatsoever nature;

                                          (v)   any reservation of title;

                                          (vi)  any hire purchase, lease or
                                                instalment purchase agreement.

                   'Group' the Company and its Subsidiaries for the time being and the term 'Group Company' can mean any one thereof.

                  'Ireland'               Ireland excluding Northern Ireland.

                  'Major Shareholders'    those Shareholders of Jyris Limited
                                          who are identified in Schedule 1.

                  'Minor Shareholders'    those Shareholders of Jyris Limited
                                          who are not Major Shareholders.

                  'Purchase               the total purchase consideration
                   Consideration'         specified in clause 3 hereof.

                  'Purchaser's            Ivor Fitzpatrick & Co. of 44-45 St.
                   Solicitors'            Stephen's Green, Dublin 2

                  'Shares' the entire issued share capital of the Company set out in column 2 of
                                          Schedule 1.

                  'Subsidiary'            a subsidiary as defined in Section 155
                                          of the Companies Act, 1963.

                  'Territory'             Ireland and the United Kingdom.

                  'Vendor's Solicitors'   Beale & Company of Garrick House,
                                          27-32 King Street, Covent Garden,
                                          London WC2E 8JD, England.

                  'Warranties'            the warranties and representations
                                          contained in clause 6.

            1.1.2 All references to a statutory provision shall be construed as including references to:

                  (a) any statutory modification, consolidation or re-enactment (whether before or after the date of this Agreement) for the time being in force;

                  (b) all statutory instruments, regulations or orders from time to time made pursuant thereto;

                  (c) any statutory provisions of which a statutory provision is a modification, consolidation or re-enactment.

            1.1.3 Any reference to a person shall be construed as a reference to any individual, firm, company, corporation, government, state or agency of a state, or any association or partnership (whether or not having separate legal personality) of two or more of the foregoing.

            1.1.4 Any reference to the Vendors includes, where appropriate, their and each of their personal representatives.

            1.1.5 Any reference to a statutory provision shall be construed as a reference to the laws of Ireland unless the context otherwise indicates.

            1.1.6 Except where the context otherwise requires words denoting the singular include the plural and vice versa; words denoting any one gender include all genders.

            1.1.7 Unless the context otherwise requires, reference to a clause or sub-clause, paragraph, sub-paragraph, recital, or a
                  Schedule is a reference to a clause or a sub-clause, paragraph, sub-paragraph, recital of or a Schedule as the case maybe of or to this Agreement and the expressions "this Agreement" and "the Agreement" as used in any of the Schedules shall mean this Agreement and any references to "this Agreement" shall be deemed to include the Schedules to this Agreement.

            1.1.8 Any statement, representation or warranty which is qualified by the expression "to the best of the knowledge, information and belief of the Vendors" or "so far as the Vendors are aware" or any similar expression shall be deemed to include a warranty given by the Vendors that such statement, representation or warranty has been made after due and careful enquiry.

            1.1.9 Words and phrases the definitions of which are contained or referred to in Section 2 of the Companies Act, 1963 shall be construed as having the meaning thereby attributed to them.

      1.2 The definition of "the Company" where used in relation to and in the Warranties shall include each Group Company as and where the context so requires.

      1.3 Headings in this Agreement are for convenience of reference only and do not affect the construction or interpretation of any provision.

      1.4 This Agreement shall in all respects be governed by and construed in accordance with the laws of Ireland.

2     Agreement for Sale and Purchase.

2.1 Subject to the terms and conditions of this Agreement, the Vendors as beneficial owners shall sell and the Purchaser in reliance upon, inter alia, the Warranties, shall purchase the Shares free from all Encumbrances and with the benefit of all rights attaching to them, with effect from the date of this Agreement.

2.2 The Purchaser shall not be obliged to complete the purchase of any of the Shares unless the purchase of all the Shares is completed simultaneously in accordance with the provisions of this Agreement.

2.3 Each Vendor hereby waives any pre-emption rights he may have in relation to any of the Shares under the Articles of Association of the Company or otherwise.

3.    Purchase Consideration.

3.1 The Purchase Consideration for the Shares shall be the allotment to each Vendor of the number of fully paid shares in the capital of the Purchaser set out opposite such Vendor's name in column 3 of Schedule 1.

4.    Completion

4.1 Completion of the sale and purchase of Shares shall take place at the offices of the Purchaser's Solicitors.

      At Completion:-

      4.1.1 Each of the Vendors shall deliver to the Purchaser and/or its nominees as regards his individual shareholding in the Company:-

            (a) a duly executed share transfer in respect of such of the Shares as are registered in his name on the Company's register of members and surrender the relevant share certificates (or in the case of any share certificates found to be missing, an express indemnity, in a form satisfactory to the Purchaser);

            (b) such waivers or consents as are required to enable the Purchaser and/or its nominees to be registered as the holders of his shares as above;

            (c) a duly executed Regulation S Certificate in the form attached hereto as Schedule 3.

      4.1.2 The Major Shareholders shall procure the delivery to the Purchaser and/or his nominees:

            (a) in relation to each Group Company the statutory books, records and registers (duly written up-to-date), the common seal, the certificate of incorporation (including any certificates of change of name), and all documents, contracts, licenses, agreements, insurance policies, records, papers, correspondence, files and books of trading and account;

            (b) the executed share transfers, waivers or consents, relevant share certificates and Regulation S Certificates of all Vendors in accordance with Clause 4.1.1 above and all of the issued shares of each Group Company not registered in the name of a Group Company and the relevant share certificates in relation to each Group Company.

            (c) a letter from any third party who provided financial facilities to any Group Company granting all such consents, clearances or releases which may be necessary in relation to the transactions contemplated herein;

            (d) a copy of the memorandum and articles of association of each Group Company certified by the secretary of each Group Company as a true, complete and accurate copy as of the date of Completion;

            (e) all such other consents, approvals, clearances or licences of governmental, regulatory or other agencies or persons in connection with the sale and purchase of the Shares as are necessary;

            (f) copies of all bank mandates of each Group Company together with copies of statements of all bank accounts as at a date not earlier than the day immediately preceding the date of Completion;

            (g) the original of any power of attorney under which any document required to be delivered to the Purchaser under this clause has been executed; and

            (h) acceptance of the Purchaser's offer to acquire the Shares signed by or on behalf of each Vendor as regards their respective holdings.

4.1.3 The Major Shareholders shall procure:

            (a) the discharge of all monies owing to each Group Company (whether then due for payment or not) by the Vendors or the directors of any Group Company or by any of them or by any Connected Person;

            (b) the release of any and all guarantees or indemnities or security given by any Group Company for or on behalf of the Vendors or the directors of any Group Company or any of them or any other person;

            (c) that a meeting of the Board (and a meeting of the directors of any Group Company as the case may be) is held at which, inter alia:-

                  (i) the share transfers referred to in clause 4.1.1(a) are approved (subject only to stamping).

4.1.4 The Major Shareholders shall, and shall procure that all the Vendors shall:

            (a) assign and/or deliver to a Group Company any asset whatever (including bank balances, agencies or appointments) in his name or in the name of a company or companies controlled by him which asset is related to the business of any Group Company carried on at Completion;

            (b) irrevocably waive any claims against any Group Company its agent, or employees which he may have outstanding at Completion.

      4.1.5 The Purchaser shall, subject to the compliance by the Vendors with all of their obligations under clause 4.1.1 and by the Major Shareholders with all their obligations under clauses 4.1.2, 4.1.3 and 4.1.4, allot to each Vendor the number of fully paid shares in the capital of the Purchaser set out opposite such Vendor's name in column 3 of Schedule 1 and deliver to each Vendor the relevant Share Certificate in respect thereof.

5.    Post Completion:-

      5.1 The Purchaser shall complete the stamping of the share transfers referred to in clause 4.1.1(a) as soon as practicable. Prior to such stamping being completed, the Vendors shall co-operate in any manner reasonably required by the Purchaser for the convening of any general meetings required by the Purchaser, including the completion of proxy forms on a timely basis and generally shall act in all respects as the nominee of and in accordance with the reasonable directions of the Purchaser;

      5.2 The Vendors and the Purchaser shall, within five Business Days of Completion, give to each Group Company such notice as is required by
            Section 53 of the Companies Act, 1990.

6.    Warranties

6.1 In consideration of and as an inducement to the Purchaser entering into this Agreement each of the Vendors warrants and represents to the Purchaser, as regards his individual shareholding in the Company that:

      6.1.1 he has and will have full power and authority to enter into and perform this Agreement which constitute or when executed will constitute binding obligations on him in accordance with its terms;

      6.1.2 there is no Encumbrance on, over or affecting his shareholding in the Company and there is no agreement or arrangement to give or create any Encumbrance and no claim has been or will be made by any person to be entitled to any of the foregoing;

      6.1.3 he is entitled to transfer the full legal and beneficial ownership of his shareholding in the Company and any share in any Group Company as provided in clause 4.1.2(b) to the Purchaser on the terms of this Agreement without the consent of any third party; and

      6.1.4 he is not a "US person" (as defined in Appendix A attached to the Regulation S Certificate in Schedule 4) and is not acquiring shares in the Purchaser for the account of a "US Person" (as so defined).

6.2 In addition to the warranties and representations under clause 6.1 above the Major Shareholders warrant and represent to the Purchaser that:

      6.2.1 the warranties and representations given by the Vendors under clause
            6.1 above are true and accurate in all respects;

      6.2.2 the Shares constitute the whole of the allotted and issued share capital of the Company and are fully paid;

      6.2.3 the Group Companies listed in Schedule 2 are all the present Subsidiaries of the Company;

      6.2.4 the information in Schedule 2 relating to each Group Company is true and accurate in all respects; and

      6.2.5 the Company (or where specified a Group Company) is the sole beneficial owner of the shares in each Group Company listed in Part 2 of Schedule 2 free from any Encumbrances;

6.3 Each of the Warranties is separate and independent and without prejudice to any other Warranty and, except where expressly stated otherwise, no clause of this Agreement shall govern or limit the extent or application of any other clause.

6.4 The rights and remedies of the Purchaser in respect of any breach of the Warranties shall not be affected or extinguished by Completion, by any investigation made by it or on its behalf into the affairs of any Group Company, by its rescinding or failing to rescind this Agreement, or failing to exercise or delaying the exercise of any right or remedy, or by any other event or matter, except a specific and duly authorised written waiver or release, and no single or partial exercise of any right or remedy shall preclude any further or other exercise.

6.5 None of the information supplied by any Group Company or its professional advisers to the Vendors or their agents, representatives or advisers in connection with the Warranties or otherwise in relation to the business or affairs of any Group Company shall be deemed a representation, warranty or guarantee of its accuracy by the Group Company and each Vendor waives any claims against the Group Company (and its employees and agents) which he might otherwise have in respect of it.

6.6 The Purchaser acknowledges that it has not been induced to enter into this Agreement by any representation or warranty other than the Warranties.

6.7 Reference in the Warranties to "the Company" shall include each Group Company to the intent that the Warranties shall apply to and be given in respect of each Group Company.

7.    Restrictive Covenants of the Major Shareholders

7.1 For the purpose of assuring to the Purchaser the full benefit of the business and goodwill of the Company and each Group Company, each Major Shareholder undertakes with the Purchaser for its own benefit and for the benefit of each Group Company that:-

      7.1.1 he shall not make use of or disclose to any person and shall use his best endeavours to prevent the publication or disclosure of any information concerning the business, accounts or finances of any Group Company or any of their dealings transactions and affairs or any trade secrets, confidential information, processes, operations or formulae in his knowledge or possession;

      7.1.2 for the period of two years after Completion he will not either solely or jointly, directly or indirectly engage in the business of the manufacture, sale, marketing, dealing in or distribution of goods and services similar to or competing with goods and services manufactured, sold, marketed, dealt in or distributed by any Group Company at the date hereof in the Territory nor become involved or connected with nor carry on, participate assist, be engaged or concerned or interested (except as the holder or beneficial owner for investment purposes of not more than 5% nominal value of any class of securities listed or dealt in on a recognised stock exchange) in the Territory during the said period in any company or firm carrying on any such business whether as employee, director, partner, consultant, agent, shareholder or sole proprietor or otherwise howsoever;

      7.1.3 for the period of two years after Completion either on his own account or for any other person directly or indirectly solicit, interfere with or endeavour to entice away from any Group Company any person who to his knowledge is at Completion or has during the one year preceding Completion been a client, customer or employee of, or in the habit of dealing with any Group Company.

      7.1.4 he shall not interfere either directly or indirectly or take any such steps as may interfere with the continuance of supplies to any Group Company (or the terms relating to such supplies) from any suppliers who are at the Completion or who have been at any time during the period of one year immediately preceding Completion supplying materials, components, products, goods or services to any Group Company.

      7.1.5 he shall procure that no company owned or controlled by him (and, insofar as he is able to ensure the same, none of their Subsidiaries) will act in such a way as would be a contravention of the obligations contained in this Clause 7.1 if they were themselves so to act.

7.2 The parties hereto consider that the restrictions set out in clause 7.1 are reasonable and necessary in the circumstances for the protection of the legitimate interests of the Purchaser but if any such restrictions shall be adjudged or held to be void or unenforceable by any court, regulatory authority or agency of competent jurisdiction for whatever reasons but would be valid if part of the wording were deleted or the period of time reduced or the areas reduced in scope the said restrictions shall apply with such modification as may be necessary to make them valid effective and enforceable.

8     General

      8.1 No announcement shall be made in respect of the subject matter of this Agreement unless specifically agreed between the parties or it is an announcement required by law issued after prior consultation between the parties.

      8.2 If any of the Shares shall at any time be sold or transferred, the benefit of each of the Warranties may be assigned to the purchaser or transferee who shall accordingly be entitled to enforce each of the Warranties against the Warrantor as if he were named in this Agreement as the Purchaser.

      8.3 This Agreement shall enure to the benefit of and be binding upon each party's successors and permitted assigns and personal representatives (as the case may be) but, except as expressly provided, none of the rights of the parties under this Agreement including the Warranties may be assigned or transferred.

      8.4 Subject to clause 8.5, all expenses incurred by or on behalf of the parties, including all fees of agents, representatives, solicitors, accountants and actuaries employed by any of them in connection with the negotiation, preparation or execution of this Agreement, shall be borne solely by the party who incurred the liability and no Group Company shall have any liability in respect of them.

      8.5 If the Purchaser determines or rescinds this Agreement under any of its provisions or under the general law then, in addition to any right or remedy which it may have against the Vendors for breach of this Agreement or the Warranties, the Vendors shall indemnify the Purchaser for all costs, charges and expenses incurred by it in connection with the negotiation, preparation and determination or rescission of this Agreement and all matters which it contemplates.

      8.6 Any notice or other communication whether required or permitted to be given hereunder shall be given in writing and shall be deemed to have been duly given if delivered by hand to the addressee or if sent by pre-paid post addressed to the party to whom such notice is to be given at the address set out for such party herein (or such other address as he or it may from time to time designate to all other parties hereto in accordance with the provisions of this clause 8.6) and any such notice or other communication shall be deemed to have been duly given if delivered by hand at the time of delivery and if sent by post as aforesaid forty eight hours after the same shall have been posted.

      8.7 Any liability to any party under the provisions of this Agreement may in whole or in part be released, varied, compounded or compromised by such party in its absolute discretion as regards any party under such liability without in any way prejudicing or affecting its rights against any other party under the same or a like liability whether joint and several or otherwise. A waiver by any party of any breach of the terms, provisions or conditions of this Agreement or the acquiescence of a party hereto in any act (whether of commission or omission) which but for such acquiescence would be a breach as aforesaid shall not constitute a general waiver of such term, provision or contribution or of any subsequent act contrary thereto.

      8.8 This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts each of which when executed and delivered shall constitute an original, all such counterparts together constituting but one and the same instrument.

      8.9 This Agreement shall supersede, cancel and replace any and all previous agreements made between any of the parties hereto relative to its subject matter.

      8.10 At the request of the Purchaser the Vendors shall (and shall procure that any other necessary parties shall) execute and do all such documented acts and things as may reasonably be required subsequent to Completion by the Purchaser in order to perfect the right, title and interest of the Purchaser to and in the Shares and in the shares in the Group Companies and to procure the registration of the Purchaser or his nominee as the registered holder of the Shares and the shares in each Group Company as appropriate.

      8.11 Each of the parties hereto hereby agrees for the benefit of the other and without prejudice to the right to take proceedings in relation hereto before any other court of competent jurisdiction, that the courts of Ireland shall have jurisdiction to hear and determine any suit, action or proceedings that may arise out of or in connection with this Agreement and for such purposes irrevocably submits to the jurisdiction of such courts. Each of the parties hereto further agrees that this Agreement will be governed by the law of Ireland.

IN WITNESS WHEREOF this Agreement has been duly executed on the date shown at the beginning of this Agreement.

                                   SCHEDULE 1

                               Vendors Particulars

                                                             Number of
                                 Number of     Number of       US$.001
                                IR(pounds)       US$0.01     shares in
                                 shares in     shares in           the
Vendors Name and Address       the Company   the Company     Purchaser

Major Shareholders

Bushell Investments Inc                        6,990,963     6,990,963
Binghamton Services Ltd                          799,333       799,333
Kielduff Investments Limited                   3,840,000     3,840,000
Peter David Nagle                        1                           1

Minor Shareholders

David Kennelly                           1                           1
Softline Holdings Ltd                          1,311,000     1,311,000
Kelvin Bell                                      261,600       261,600
Steve Grundy                                      96,000        96,000
Brian McNeil                                      38,560        38,560
Pamela Cox                                         6,000         6,000
Nick Cox                                           6,000         6,000
Mary Nagle                                       400,000       400,000
Mandy Wakefield                                    2,000         2,000
Martyn Wakefield                                   2,000         2,000
Eamon Boreham                                      2,222         2,222
Wendy Boreham                                      2,222         2,222
Jane Dolder                                        1,125         1,125
Andrew Dolder                                      1,125         1,125
Sean Kennelly                                      9,000         9,000
David Kennelly                                    92,000        92,000
Philip Wood                                       60,000        60,000
Caroline Wood                                     60,000        60,000
Jo Laybourne                                       1,006         1,006
Michael Trigg                                      1,006         1,006
Simon Hancock                                    180,000       180,000
Robert Smith                                      16,400        16,400
Elaine Smith                                      16,400        16,400
Simon Shaw                                        16,400        16,400
Caroline Shaw                                     16,400        16,400
Philip Jarvis                                     23,059        23,059
Secondchance Inc                                  28,568        28,568
Suzanne Pope                                       3,936         3,936
Jenny Mason                                        9,840         9,840
Andy Saunders                                     16,400        16,400
Anthony Roberts                                    6,560         6,560
Simon Hurley                                      13,120        13,120

Jeremy Hall                                        3,280         3,280
David Williams                                     3,280         3,280
Julian Hancock                                     3,936         3,936
Rachel Russel                                      5,904         5,904
Rachel Elliott                                     3,280         3,280
John Hancock                                       3,280         3,280
Susannah Hancock                                   3,280         3,280
Felicity Hancock                                   3,936         3,936
Valerie Roach                                      2,624         2,624
Marilyn Gough Long                                 3,280         3,280
Victoria Litchfield                                5,904         5,904
Michael Archer                                     6,560         6,560
Carol Ann Cullen                                   2,050         2,050
Anthony Smith                                      6,560         6,560
T Kicks                                            1,312         1,312
M Harrison                                         1,968         1,968
Julie Smith                                        3,280         3,280
P J Burgon                                         3,280         3,280
M Burton                                           3,280         3,280
Onyx Directors Pension Fund                        6,560         6,560
Matthew Jones                                      8,200         8,200
Jane Spence                                        2,278         2,278
Brian Phillpot                                     2,278         2,278
Andrew Hughes                                      9,840         9,840
Alec Trotter                                       4,444         4,444
Albert Investments                               500,000       500,000
Rory O'Connor                                      6,667         6,667
Crohan O'Shea                                     17,778        17,778
John Clifford                                     25,600        25,600
Fiona Kennelly                                     3,200         3,200
Robert Williams                                    4,444         4,444
Mark Rutherford Basham                             4,444         4,444
James Little                                       2,667         2,667
Stephen Dartnell                                 178,000       178,000
William Taden                                     31,000        31,000
Maurice Hogg                                      21,000        21,000
George Alexander                                   5,000         5,000
Julie Thompson                                     5,000         5,000
Keith Morton                                       5,000         5,000
Martin Tonks                                      36,834        36,834
Neil Flynn                                        36,834        36,834
Peter Mowl                                        36,834        36,834
James Cussen                                      75,000        75,000
Max Reid                                          65,600        65,600
Brian Holden                                       1,000         1,000
Paul Beard                                           538           538
Keith Shipton                                      8,000         8,000
Michael Nagle                                     26,600        26,600
Mike Nagle                                         3,000         3,000
Vanessa Waterhouse                                 3,000         3,000
Gayle Nagle                                        3,000         3,000
Eammon Finnerty                                   12,500        12,500
Daragh Nagle                                      10,000        10,000
Caroline Wolfe                                    10,000        10,000
Mary Higgans                                      10,000        10,000

The Quarry Trust Limited                         310,000       310,000
Bradshaw Int Holdings Ltd                         20,000        20,000

                             -------------- ------------- -------------
Total                                    2    15,912,659    15,912,661
                             ============== ============= =============

                                   SCHEDULE 2

                         Details of each Group Company.

Part 1: The Company

Company registration number: 296819

Date of incorporation: 25th November 1998

Share capital
authorised: 20,000,000 shares of 1 Cent each issued: 15,921,661 shares of 1 Cent each

Registered office: Unit 3, Block A, Broomfield Business Park, Malahide Road, Co Dublin

Directors: Peter Nagle, Mary Nagle

Secretary: David Kennelly

Part 2: Group Companies

The following companies are all wholly owned subsidiaries of Jyris Limited

Name of Company       Ibis Systems Limited

Registered Number     3410598

Authorised Share      100 shares of (pounds)1 each
Capital

Issued Share Capital  2 shares of (pounds)1 each

Registered Office     2 Twyford Place, Lincolns Inn, Cressex, High
                      Wycombe, HP12 3RE

Secretary             Simon Hancock

Directors             Peter David Nagle

Name of Company       Webbed Feet Productions

Registered Number     3191940

Authorised Share      100 Ordinary Shares of (pounds)1 each
Capital

Issued Share Capital  99 Ordinary Shares of (pounds)1 each

Registered Office     5 Waterside Drive, Langley, Berkshire, SL3 6EZ

Secretary             Martin Tonks

Directors             Martin Tonks
                      Neil Flynn
                      Peter Mowl

Name of Company       Total Asset Limited

Registered Number     2607671

Authorised Share      100,000 Ordinary Shares of (pounds)1 each
Capital

Issued Share Capital  11,696 Ordinary Shares of (pounds)1 each

Registered Office     Maxdor House, 337/341 Chapel Street, Salford,
                      Manchester M3 5JY

Secretary             Stephen John Dartnell

Directors             Stephen John Dartnell
                      William Taden
                      Jaqueline Elizabeth Dartnell

Name of Company       Softly Aware Limited

Registered Number     2086719

Authorised Share      100 shares of (pounds)1 each
Capital

Issued Share Capital  100 shares of (pounds)1 each

Registered Office     2 Longden Court, Buxton, Derbyshire, SK17 6BZ

Secretary             Simon Hancock

Directors             Adrian Roland Billingham
                      John Peter Frederick

Name of Company       Jyris Technology Limited

Registered Number     298665

Authorised Share      100,000 shares of (pounds)1 each
Capital

Issued Share Capital  2 shares of (pounds)1 each

Registered Office     3A Broomfield Business Park, Malahide, Co Dublin

Secretary             Simon Hancock

Directors             Peter David Nagle
                      Mary Nagle

Name of Company       MSA Computer Systems (Pty) Limited

Registered Number     98/252265/07

Authorised Share      1000 Ordinary Shares of R1 each
Capital

Issued Share Capital  100 Ordinary Shares of R1 each

Registered Office     Boake Incorporated, 16th Floor East Tower,
                      Bedford Centre, Smith Road, Bedford Gardens,
                      Johannesburg 2047, South Africa

Secretary             Boake Incorporated, PO Box 751210, Gardenview,
                      Johannesburg 2047, South Africa

Directors             Mark Nagle
                      Karen Hayes

Name of Company       Outsource Software (International) Limited

Registered Number     257115

Authorised Share      100 000 Ordinary Shares of IR(pounds)1 each
Capital

Issued Share Capital  1 Ordinary Share of IR(pounds)1 each

Registered Office     Merchants House, Merchants Quay, Dublin 8

Secretary             James Cussen

Directors             James Cussen, Josephine Cussen

                                   SCHEDULE 3

                           REGULATION S CERTIFICATION

                            INTEGRITY HOLDINGS, LTD.
                             (a Nevada corporation)

Integrity Holdings, Ltd.,
Premier House,
Camden Lock,
South Dock Road,
Dublin 4.

Ladies and Gentlemen:

Pursuant to an offer made by Integrity Holdings, Ltd. (the "Company") to sell to the undersigned _______________________ shares of its common stock (the "Common Stock") in exchange for the undersigned's _____shares of ________stock under a Share Sale and Purchase Agreement, dated , 1999, by and between the Company, the undersigned and the other stockholders of Jyris Limited (the "Share Purchase Agreement"), and in compliance with the requirements of Regulation S (Rules 901 through 905 and Preliminary Notes thereto) ("Regulation S") promulgated by the U.S. Securities and Exchange Commission ("SEC") under the U.S. Securities Act of 1933, as amended (the "1933 Act"), the undersigned hereby certifies and acknowledges to you as follows:

1. The undersigned is not a U.S. person (as that term is defined in Regulation S, which definition is reproduced in APPENDIX A hereto) and is not acquiring the Common Stock for the account or benefit of any U.S. person.

2. The undersigned agrees to resell the Common Stock only in accordance with the provisions of Regulation S, pursuant to a registration under the 1933 Act, or pursuant to an available exemption from registration.

3. The undersigned agrees not to engage in hedging transactions with regard to the Common Stock unless in compliance with the 1933 Act.

4. The undersigned is acquiring the Common Stock solely for the account of the undersigned.

5. The certificates for the Common Stock to be issued to the undersigned will contain a legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S, pursuant to registration under the 1933 Act, or pursuant to an available exemption from registration, and that hedging transactions involving the Common Stock may not be conducted unless in compliance with the 1933 Act.

6. The Company will refuse to register any transfer of the Common Stock not made in accordance with the provisions of Regulation S, pursuant to registration under the 1933 Act or pursuant to an available exemption from registration.

7.    The undersigned understands that:

      (a) the Common Stock has not been registered under the 1933 Act based upon the exemption provided by Regulation S under the 1933 Act;

      (b) the Common Stock is deemed to be "restricted securities" as defined in Rule 144 under the 1933 Act (a description of resale limitations under Rule 144 for restricted securities is attached as APPENDIX B hereto);

      (c) the Common Stock may not be re-sold or otherwise transferred except pursuant to Regulation S, pursuant to registration under the 1933 Act or pursuant to an exemption from such registration; and

      (d) only the Company can register the Common Stock under the 1933 Act, and the Company is under no obligation to register the Common Stock, or to take any action to make any exemption from any such registration provisions available.

8. The undersigned understands that the Company has determined that exemption from the registration provisions of the 1933 Act, which is based upon offerings to non U.S. persons is based, in part, upon the representations and agreements made by the undersigned herein.

9. The undersigned has such knowledge and expertise in financial and business matters that the undersigned is capable of evaluating the merits and risks involved in an investment in the Common Stock which is a highly speculative investment involving a high degree of risk and, the undersigned understands and acknowledges that the undersigned could lose its entire investment.

IN WITNESS WHEREOF, the undersigned has executed this Regulation S Certification this _________ day of ___________, 1999

                        PURCHASER:

                        ------------------------------
                                  (Signature)

                        ------------------------------
                                  (Print Name)

                        Address:   ______________________

                                   ----------------------

                                   ----------------------

RECEIPT OF CERTIFICATION ACKNOWLEDGED:

INTEGRITY HOLDINGS, LTD.


By:  ______________________
           President

Dated:____________day of _________ 1999

                                   APPENDIX A

                     CERTAIN DEFINITIONS UNDER REGULATION S

As used in the Regulation S Certification to which this APPENDIX is attached, the following terms shall have the meanings indicated:

"US person" means:

      (i)   Any natural person resident in the United States;

      (ii) Any partnership or corporation organised or incorporated under the laws of the United States;

      (iii) Any estate of which any executor or administrator is a US person;

      (iv)  Any trust of which any trustee is a US person;

      (v)   Any agency or branch of a foreign entity located in the United
            States;

      (vi) Any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a US person;

      (vii) Any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organised, incorporated, or (if an individual) resident in the United States; and

      (viii) Any partnership or corporation if:

            (a) Organised or incorporated under the laws of any foreign jurisdiction; and

            (b) Formed by a US person principally for the purpose of investing in securities not registered under the 1933 Act, unless it is organised or incorporated, and owned by accredited investors (as defined in Regulation D under the 1933 Act) who are not natural persons, estates or trusts.

      The following are not "US persons":

      (i) Any discretionary account or similar account (other than an estate or trust) held for the benefit or account of a non-US person by a dealer or other professional fiduciary organised, incorporated, or (if an individual) resident in the United States;

      (ii) Any estate of which any professional fiduciary acting as executor or administrator is a US person if:

            (a) An executor or administrator of the estate who is not a US person has sole or shared investment discretion with respect to the assets of the estate; and

            (b)   The estate is governed by foreign law;

      (iii) Any trust of which any professional fiduciary acting as trustee is a US person, if a trustee who is not a US person has sole or shared investment discretion with respect to the trust assets, and no beneficiary of the trust (and no settler if the trust is revocable) is a US person;

      (iv) An employee benefit plan established and administered in accordance with the law of a country other than the United States and customary practices and documentation of such country;

      (v) Any agency or branch of a US person located outside the United States if:

            (a)   The agency or branch operates for valid business reasons; and

            (b) The agency or branch is engaged in the business of insurance or banking and is subject to substantive insurance or banking regulation, respectively, in the jurisdiction where located; and

      (vi) The International Monetary Fund, the International Bank of Reconstruction and Development, the Inter-American Development Bank, the Asian Development Bank, the African Development Bank, the United Nations and their agencies, affiliates and pension plans, and any other similar international organisations, their agencies, affiliates and pension plans.

"United States" means the United States of America, its territories and possessions, any State of the United States, and the District of Columbia.

                                   APPENDIX B

                 RESALES OF RESTRICTED SECURITIES UNDER RULE 144

Sales, gifts and other dispositions ("sales") of shares of common stock of Integrity Holdings Ltd received by the stockholders of ______________________ in connection with Integrity's acquisition of _______________ ("the Integrity Shares") are subject to resale restrictions in the United States. These restrictions effectively limit the timing of sales, the volume of shares that may be sold and the manner in which sales may be made. Because the laws and rules that are summarised below are both complex and subject to change, these guidelines do not eliminate the need to consult with legal counsel about specific proposed transactions.

Each sale of Integrity Shares in the United States must be registered - or exempt from registration - under the United States Securities Act of 1933 ("the 1933 Act"). All sales of Integrity Shares are limited because the Integrity Shares are "restricted securities" within the meaning of Rule 144 under the 1933 Act. Rule 144 provides the principal exemption from registration that may be available for resales of Integrity Shares. Rule 144 imposes various limitations, relating to:

o Holding Period: Rule 144 requires a minimum one year holding period for sales of restricted securities, and sales of restricted securities during the second year are subject to various restrictions;

o Public Information: Adequate current public information regarding the issuer must be available during the second year before a seller can utilise the exemption provided by Rule 144;

o Manner of Sale: During the second year, Rule 144 only exempts sales made in certain ways; and

o Volume: Rule 144 limits the number of shares that may be sold during any three-month period during the second year by any person or entity or group of persons or entities.

One-Year Holding Period. The minimum holding period for sales of restricted securities pursuant to Rule 144 is one year from the date the shares are issued by the company in the acquisition. If the Integrity Shares that are being sold have not been held for at least that one-year period, they cannot be sold under the exemption provided by Rule 144.

Public Information. After expiration of the one-year holding period, for a seller to use the exemption provided by Rule 144, there must be available adequate current public information regarding Integrity Holdings. This information requirement will be deemed to be met if either:

o Integrity Holdings is subject to the reporting requirements of the US Securities Exchange Act of 1934 and has filed all reports required to be filed for the 12 month period preceding the proposed sale under Rule 144; or

o if Integrity Holdings is not subject to the reporting requirements of the US Securities Exchange Act of 1934, there is publicly available information regarding the issuer similar to that required by reports filed under the 1934 Act.

Manner of Sale. After expiration of the one-year holding period, sales under Rule 144 must be made either (1) through a broker who agrees to sell in "brokers' transactions" or (2) directly to a "market maker". The quoted terms are defined in Rule 144. The seller may not solicit orders or pay anyone other than the selling broker. The broker must do no more than sell as agent, must receive only a customary commission and cannot solicit orders (subject to narrow limitations). A Form 144 must be filed for all sales in reliance on Rule 144 (unless fewer than 500 shares and less than $10,000 is sold in a three-month period). The completed and signed Form 144 must be mailed to the US Securities and Exchange Commission when an order to sell Integrity Shares is placed with a broker. The Form 144 is required to disclose all sales of Integrity stock during the past three months by (1) the seller, (2) other individuals or trusts included in the definition of "person" (such as any relative or spouse sharing the same household as the seller) and (3) all other persons whose sales must be aggregated for purposes of the Rule 144 volume limitations.

Volume Limitations. After expiration of the one-year holding period, the total number of shares sold during any three-month period by the seller and by all persons whose sales must be aggregated with the seller's sales (which includes all persons who agree to act in concert for the purpose of selling Integrity Shares) cannot exceed the greater of:

o 1% of the outstanding Integrity stock as shown on its most recent report or statement published by Integrity; or

o the average weekly trading volume in Integrity stock reported on US securities exchanges or through an automated quotation system of a registered US securities association during the four calendar weeks preceding the filing of the seller's Form 144.

Expiration Restrictions. If the sale is made more than two years after the date of the issuance of the Integrity Shares in connection with the acquisition of _____________, the seller is not an Integrity affiliate at the time of sale and the seller has not been an Integrity affiliate within the three months preceding the sale, then a sale may be made without compliance with the Rule 144 current public information requirement, manner of sale restrictions and volume limitations.

SIGNED by  /s/ Peter D. Nagle
as Attorney for BUSHELL INVESTMENTS INC.
in the presence of:- /s/ S. A. Nagle


SIGNED by  /s/ Peter D. Nagle
as Attorney for BINGHAMTON SERVICES LTD.
in the presence of:- /s/ S. A. Nagle



SIGNED by  /s/ Peter D. Nagle
as Attorney for KIELDUFF INVESTMENTS LIMITED
in the presence of:- /s/ S. A. Nagle



SIGNED by  /s/ Peter D. Nagle
as Attorney for PETER DAVID NAGLE
in the presence of:- /s/ S. A. Nagle



SIGNED by  /s/ Peter D. Nagle
as Attorney for SOFTLINE HOLDINGS LTD.
in the presence of:- /s/ S. A. Nagle



SIGNED by  /s/ Peter D. Nagle
as Attorney for KELVIN BELL
in the presence of:- /s/ S. A. Nagle



SIGNED by  /s/ Peter D. Nagle
as Attorney for STEVE GRUNDY
in the presence of:- /s/ S. A. Nagle



SIGNED by  /s/ Peter D. Nagle
as Attorney for BRIAN McNEIL
in the presence of:- /s/ S. A. Nagle



SIGNED by  /s/ Peter D. Nagle
as Attorney for PAMELA COX
in the presence of:- /s/ S. A. Nagle



SIGNED by  /s/ Peter D. Nagle
as Attorney for NICK COX
in the presence of:- /s/ S. A. Nagle



SIGNED by  /s/ Peter D. Nagle
as Attorney for MARY NAGLE
in the presence of:- /s/ S. A. Nagle



SIGNED by  /s/ Peter D. Nagle
as Attorney for MANDY WAKEFIELD
in the presence of:- /s/ S. A. Nagle



SIGNED by  /s/ Peter D. Nagle
as Attorney for MARTYN WAKEFIELD
in the presence of:- /s/ S. A. Nagle



SIGNED by  /s/ Peter D. Nagle
as Attorney for EAMON BOREHAM
in the presence of:- /s/ S. A. Nagle



SIGNED by  /s/ Peter D. Nagle
as Attorney for WENDY BOREHAM
in the presence of:- /s/ S. A. Nagle



SIGNED by  /s/ Peter D. Nagle
as Attorney for JANE DOLDER
in the presence of:- /s/ S. A. Nagle



SIGNED by  /s/ Peter D. Nagle
as Attorney for ANDREW DOLDER
in the presence of:- /s/ S. A. Nagle



SIGNED b  /s/ Peter D. Nagle
as Attorney for SEAN KENNELLY
in the presence of:- /s/ S. A. Nagle



SIGNED by  /s/ Peter D. Nagle
as Attorney for DAVID KENNELLY
in the presence of:- /s/ S. A. Nagle



SIGNED by  /s/ Peter D. Nagle
as Attorney for PHILIP WOOD
in the presence of:- /s/ S. A. Nagle



SIGNED by  /s/ Peter D. Nagle
as Attorney for CAROLINE WOOD
in the presence of:- /s/ S. A. Nagle



SIGNED by  /s/ Peter D. Nagle
as Attorney for JO LAYBOURNE
in the presence of:- /s/ S. A. Nagle



SIGNED by  /s/ Peter D. Nagle
as Attorney for MICHAEL TRIGG
in the presence of:- /s/ S. A. Nagle



SIGNED by  /s/ Peter D. Nagle
as Attorney for SIMON HANCOCK
in the presence of:- /s/ S. A. Nagle



SIGNED by  /s/ Peter D. Nagle
as Attorney for ROBERT SMITH
in the presence of:- /s/ S. A. Nagle



SIGNED by  /s/ Peter D. Nagle
as Attorney for ELAINE SMITH
in the presence of:- /s/ S. A. Nagle



SIGNED by  /s/ Peter D. Nagle
as Attorney for SIMON SHAW
in the presence of:- /s/ S. A. Nagle



SIGNED by  /s/ Peter D. Nagle
as Attorney for CAROLINE SHAW
in the presence of:- /s/ S. A. Nagle



SIGNED by  /s/ Peter D. Nagle
as Attorney for PHILIP JARVIS
in the presence of:- /s/ S. A. Nagle



SIGNED by  /s/ Peter D. Nagle
as Attorney for SECONDCHANCE INC.
in the presence of:- /s/ S. A. Nagle



SIGNED by  /s/ Peter D. Nagle
as Attorney for SUZANNE POPE
in the presence of:- /s/ S. A. Nagle



SIGNED by  /s/ Peter D. Nagle
as Attorney for JENNY MASON
in the presence of:- /s/ S. A. Nagle



SIGNED by  /s/ Peter D. Nagle
as Attorney for ANDY SAUNDERS
in the presence of:- /s/ S. A. Nagle



SIGNED by  /s/ Peter D. Nagle
as Attorney for ANTHONY ROBERTS
in the presence of:- /s/ S. A. Nagle



SIGNED by  /s/ Peter D. Nagle
as Attorney for SIMON HURLEY
in the presence of:- /s/ S. A. Nagle



SIGNED by  /s/ Peter D. Nagle
as Attorney for JEREMY HALL
in the presence of:- /s/ S. A. Nagle



SIGNED by  /s/ Peter D. Nagle
as Attorney for DAVID WILLIAMS
in the presence of:- /s/ S. A. Nagle



SIGNED by  /s/ Peter D. Nagle
as Attorney for JULIAN HANCOCK
in the presence of:- /s/ S. A. Nagle



SIGNED by  /s/ Peter D. Nagle
as Attorney for RACHEL RUSSEL
in the presence of:- /s/ S. A. Nagle



SIGNED by  /s/ Peter D. Nagle
as Attorney for RACHEL ELLIOTT
in the presence of:- /s/ S. A. Nagle



SIGNED by  /s/ Peter D. Nagle
as Attorney for JOHN HANCOCK
in the presence of:- /s/ S. A. Nagle



SIGNED by  /s/ Peter D. Nagle
as Attorney for SUSANNAH HANCOCK
in the presence of:- /s/ S. A. Nagle



SIGNED by  /s/ Peter D. Nagle
as Attorney for FELICITY HANCOCK
in the presence of:- /s/ S. A. Nagle



SIGNED by  /s/ Peter D. Nagle
as Attorney for VALERIE ROACH
in the presence of:- /s/ S. A. Nagle



SIGNED by  /s/ Peter D. Nagle
as Attorney for MARILYN GOUGH LONG
in the presence of:- /s/ S. A. Nagle



SIGNED by  /s/ Peter D. Nagle
as Attorney for VICTORIA LITCHFIELD
in the presence of:- /s/ S. A. Nagle



SIGNED by  /s/ Peter D. Nagle
as Attorney for MICHAEL ARCHER
in the presence of:- /s/ S. A. Nagle



SIGNED by  /s/ Peter D. Nagle
as Attorney for CAROL ANN CULLEN
in the presence of:- /s/ S. A. Nagle



SIGNED by  /s/ Peter D. Nagle
as Attorney for ANTHONY SMITH
in the presence of:- /s/ S. A. Nagle



SIGNED by  /s/ Peter D. Nagle
as Attorney for T KICKS
in the presence of:- /s/ S. A. Nagle



SIGNED by  /s/ Peter D. Nagle
as Attorney for M HARRISON
in the presence of:- /s/ S. A. Nagle



SIGNED by  /s/ Peter D. Nagle
as Attorney for JULIE SMITH
in the presence of:- /s/ S. A. Nagle



SIGNED by  /s/ Peter D. Nagle
as Attorney for P J BURGON
in the presence of:- /s/ S. A. Nagle



SIGNED by  /s/ Peter D. Nagle
as Attorney for M BURTON
in the presence of:- /s/ S. A. Nagle



SIGNED by  /s/ Peter D. Nagle
as Attorney for ONYX DIRECTORS PENSION FUND
in the presence of:- /s/ S. A. Nagle



SIGNED by  /s/ Peter D. Nagle
as Attorney for MATTHEW JONES
in the presence of:- /s/ S. A. Nagle

SIGNED by  /s/ Peter D. Nagle
as Attorney for JANE SPENCE
in the presence of:- /s/ S. A. Nagle



SIGNED by  /s/ Peter D. Nagle
as Attorney for BRIAN PHILLPOT
in the presence of:- /s/ S. A. Nagle



SIGNED by  /s/ Peter D. Nagle
as Attorney for ANDREW HUGHES
in the presence of:- /s/ S. A. Nagle



SIGNED by  /s/ Peter D. Nagle
as Attorney for ALEC TROTTER
in the presence of:-


SIGNED by  /s/ Peter D. Nagle
as Attorney for ALBERT INVESTMENTS
in the presence of:- /s/ S. A. Nagle



SIGNED by  /s/ Peter D. Nagle
as Attorney for RORY O'CONNOR
in the presence of:- /s/ S. A. Nagle



SIGNED by  /s/ Peter D. Nagle
as Attorney for CROHAN O'SHEA
in the presence of:- /s/ S. A. Nagle



SIGNED by  /s/ Peter D. Nagle
as Attorney for JOHN CLIFFORD
in the presence of:- /s/ S. A. Nagle



SIGNED by  /s/ Peter D. Nagle
as Attorney for FIONA KENNELLY
in the presence of:- /s/ S. A. Nagle



SIGNED by  /s/ Peter D. Nagle
as Attorney for ROBERT WILLIAMS
in the presence of:- /s/ S. A. Nagle



SIGNED by  /s/ Peter D. Nagle
as Attorney for MARK RUTHERFORD BASHAM
in the presence of:- /s/ S. A. Nagle



SIGNED by  /s/ Peter D. Nagle
as Attorney for JAMES LITTLE
in the presence of:- /s/ S. A. Nagle



SIGNED by  /s/ Peter D. Nagle
as Attorney for STEPHEN DARTNELL
in the presence of:- /s/ S. A. Nagle



SIGNED by  /s/ Peter D. Nagle
as Attorney for WILLIAM TADEN
in the presence of:- /s/ S. A. Nagle



SIGNED by  /s/ Peter D. Nagle
as Attorney for MAURICE HOGG
in the presence of:- /s/ S. A. Nagle



SIGNED by  /s/ Peter D. Nagle
as Attorney for GEORGE ALEXANDER
in the presence of:- /s/ S. A. Nagle



SIGNED by  /s/ Peter D. Nagle
as Attorney for JULIE THOMPSON
in the presence of:- /s/ S. A. Nagle



SIGNED by  /s/ Peter D. Nagle
as Attorney for KEITH MORTON
in the presence of:- /s/ S. A. Nagle



SIGNED by  /s/ Peter D. Nagle
as Attorney for MARTIN TONKS
in the presence of:- /s/ S. A. Nagle



SIGNED by  /s/ Peter D. Nagle
as Attorney for NEIL FLYNN
in the presence of:- /s/ S. A. Nagle



SIGNED by  /s/ Peter D. Nagle
as Attorney for PETER MOWL
in the presence of:- /s/ S. A. Nagle



SIGNED by  /s/ Peter D. Nagle
as Attorney for JAMES CUSSEN
in the presence of:- /s/ S. A. Nagle



SIGNED by  /s/ Peter D. Nagle
as Attorney for ALBERT INVESTMENTS LIMITED
in the presence of:- /s/ S. A. Nagle



SIGNED by  /s/ Peter D. Nagle
as Attorney for MAX REID
in the presence of:- /s/ S. A. Nagle



SIGNED by  /s/ Peter D. Nagle
as Attorney for BRIAN HOLDEN
in the presence of:- /s/ S. A. Nagle



SIGNED by  /s/ Peter D. Nagle
as Attorney for PAUL BEARD
in the presence of:- /s/ S. A. Nagle



SIGNED by  /s/ Peter D. Nagle
as Attorney for KEITH SHIPTON
in the presence of:- /s/ S. A. Nagle



SIGNED by  /s/ Peter D. Nagle
as Attorney for MICHAEL NAGLE
in the presence of:- /s/ S. A. Nagle



SIGNED by  /s/ Peter D. Nagle
as Attorney for MIKE NAGLE
in the presence of:- /s/ S. A. Nagle



SIGNED by  /s/ Peter D. Nagle
as Attorney for VANESSA WATERHOUSE
in the presence of:- /s/ S. A. Nagle



SIGNED by  /s/ Peter D. Nagle
as Attorney for GAYLE NAGLE
in the presence of:- /s/ S. A. Nagle



SIGNED by  /s/ Peter D. Nagle
as Attorney for EAMMON FINNERTY
in the presence of:- /s/ S. A. Nagle



SIGNED by  /s/ Peter D. Nagle

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as Attorney for DARAGH NAGLE
in the presence of:- /s/ S. A. Nagle



SIGNED by  /s/ Peter D. Nagle
as Attorney for MARY NAGLE
in the presence of:- /s/ S. A. Nagle



SIGNED by  /s/ Peter D. Nagle
as Attorney for CAROLINE WOLFE
in the presence of:- /s/ S. A. Nagle



SIGNED by  /s/ Peter D. Nagle
as Attorney for BRADSHAW INTERNATIONAL HOLDINGS LIMITED
in the presence of:- /s/ S. A. Nagle



SIGNED by  /s/ Peter D. Nagle
as Attorney for THE QUARRY TRUST LIMITED
in the presence of:- /s/ S. A. Nagle



PRESENT WHEN THE COMMON SEAL
of INTEGRITY HOLDINGS LIMITED
was impressed hereon:-

                                    Director    /s/ Paul B. Nagle

                                    Director/Secretary  /s/ Paul C. Carroll

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